Exhibit 99.1

Diodes Incorporated to Announce Second Quarter 2024 Financial Results on August 8, 2024

Plano, Texas – July 18, 2024 – Diodes Incorporated (Nasdaq: DIOD) will host a conference call on Thursday, August 8, 2024, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its second quarter 2024 financial results.

Joining Gary Yu, President of Diodes Incorporated, will be Brett Whitmire, Chief Financial Officer, and Emily Yang, Senior Vice President of Worldwide Sales and Marketing. The Company intends to distribute the announcement of its second quarter 2024 financial results on that same day at 3:05 p.m. Central Time (4:05 p.m. Eastern Time).

Analysts and investors are invited to join the conference call using the following information:

Date: Thursday, August 8, 2024

Time: 4:00 p.m. Central Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-833-634-2590

International Call Number: +1-412-317-6038

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through August 15, 2024. The replay dial-in number is 1-877-344-7529, and the pass code is 1321163. International callers should dial +1-412-317-0088 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website. Please click on the webcast link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast of the conference call, a replay webcast will be available shortly thereafter on the Company’s website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of discrete, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-volume, high-growth markets. For more information, visit www.diodes.com.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

© 2024 Diodes Incorporated. All Rights Reserved.

Company Contact:

Diodes Incorporated

Gurmeet Dhaliwal

Director, Investor Relations & Corporate Marketing

P: 408-232-9003

E: Gurmeet_Dhaliwal@diodes.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers, President

E: sheltonir@sheltongroup.com